UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On June 7, 2016, Marriott International, Inc. (“we” or “us”) entered into a Terms Agreement with Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other Underwriters listed on Schedule I thereto (the “Terms Agreement,” which incorporates by reference the Underwriting Agreement General Terms and Provisions, dated June 9, 2006 (the “Underwriting Agreement”) (which we previously filed on June 14, 2006 as Exhibit 1.1 to our Current Report on Form 8-K)) to issue $750 million aggregate principal amount of our 2.300% Series Q Notes due 2022 (the “Series Q Notes”) and $750 million aggregate principal amount of our 3.125% Series R Notes due 2026 (the “Series R Notes” and, together with the Series Q Notes, the “Notes”). On June 10, 2016, we received net proceeds of approximately $1.48 billion from the offering of the Notes, after deducting the underwriting discount and estimated expenses of the offering. We expect to use these proceeds, together with the other sources of funds described in the Prospectus Supplement (as defined below), to finance the cash consideration portion of the Merger Consideration (as defined in the Prospectus Supplement) and related fees and expenses incurred by us in connection with the Starwood Combination (as defined in the Prospectus Supplement) or, if the Starwood Combination is not consummated, for general corporate purposes, which may include working capital, capital expenditures, acquisitions, stock repurchases or repayment of outstanding commercial paper or other borrowings.

We will pay interest on: (a) the Series Q Notes on January 15 and July 15 of each year, commencing on January 15, 2017; and (b) the Series R Notes on June 15 and December 15 of each year, commencing on December 15, 2016. The Series Q Notes and Series R Notes will mature on January 15, 2022, and June 15, 2026, respectively, and we may redeem them, in whole or in part, at our option, under the terms provided in the applicable Form of Note.

We issued the Notes under an indenture dated as of November 16, 1998 with The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the “Indenture”) (which we previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

In connection with the public offering of the Notes, we filed a Prospectus dated February 19, 2015 and a Prospectus Supplement dated June 7, 2016 (the “Prospectus Supplement”) with the Securities and Exchange Commission, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-202172) (the “Registration Statement”). We are filing the Terms Agreement, the Indenture Officer’s Certificates pursuant to Section 301 of the Indenture, the forms of Series Q and Series R Notes, and a legal opinion of our counsel, Gibson, Dunn & Crutcher LLP, on the Notes as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. We are filing the following exhibits with this report:

Exhibit 1.1	Terms Agreement, dated June 7, 2016, among Marriott International, Inc. and the Underwriters named therein.

Exhibit 4.1	Form of Note for the 2.300% Series Q Notes due 2022.

Exhibit 4.2	Form of Note for the 3.125% Series R Notes due 2026.

Exhibit 4.3	Indenture Officer’s Certificate (with respect to the 2.300% Series Q Notes due 2022) pursuant to Section 301 of the Indenture, dated June 10, 2016.

Exhibit 4.4	Indenture Officer’s Certificate (with respect to the 3.125% Series R Notes due 2026) pursuant to Section 301 of the Indenture, dated June 10, 2016.

Exhibit 5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated June 10, 2016.

Exhibit 23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: June 10, 2016

	By:	/s/ Bao Giang Val Bauduin
Bao Giang Val Bauduin
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Terms Agreement, dated June 7, 2016, among Marriott International, Inc. and the Underwriters named therein.

Exhibit 4.1	Form of Note for the 2.300% Series Q Notes due 2022.

Exhibit 4.2	Form of Note for the 3.125% Series R Notes due 2026.

Exhibit 4.3	Indenture Officer’s Certificate (with respect to the 2.300% Series Q Notes due 2022) pursuant to Section 301 of the Indenture, dated June 10, 2016.

Exhibit 4.4	Indenture Officer’s Certificate (with respect to the 3.125% Series R Notes due 2026) pursuant to Section 301 of the Indenture, dated June 10, 2016.

Exhibit 5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated June 10, 2016.

Exhibit 23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).